As filed with the Securities and Exchange Commission on May 11, 2011.
Registration No. 333—173926

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM F-4
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Precision Drilling Corporation
(Exact name of Registrant as specified in its charter)

N/A
(Translation of Registrant’s name into English)

SEE TABLE OF ADDITIONAL REGISTRANTS

Alberta, Canada	1381	Not Applicable
(State or Other Jurisdiction of	(Primary Standard Industrial Classification	(I.R.S. Employer Identification No.)
Incorporation or Organization)	Code Number)

4200, 150 — 6th Avenue S.W.
Calgary, Alberta, Canada T2P 3Y7
(403) 716-4500
(Address and telephone number of
Registrant’s principal executive offices)

Precision Drilling Oilfield Services Corporation
10350 Richmond Avenue, Suite 700
Houston, Texas 77042
(713) 435-6184
(Name, address and telephone number of agent for service)

Copies to:

Joanne L. Alexander, Esq.	Risë B. Norman, Esq.
Precision Drilling Corporation	Simpson Thacher & Bartlett LLP
4200, 150 — 6th Avenue S.W.	425 Lexington Avenue
Calgary, Alberta, Canada T2P 3Y7	New York, New York 10017
(403) 716-4500	(212)-455-2000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
     Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
     Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

		Proposed Aggregate	Proposed Maximum
Title of each class of Securities to	Amount to be	Offering Price Per Note	Aggregate Offering Price	Amount of Registration
be Registered	Registered	(1)	(1)	Fee
6.625% Senior Notes due 2020	US$650,000,000	100%	US$650,000,000	US$75,465 (2)
Guarantees of 6.625% Senior Notes due 2020 (3)	N/A	N/A	N/A	N/A (4)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Previously paid.

(3)	See inside facing page for table of registrant guarantors.

(4)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

     The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

		Primary Standard
Exact Name of Registrant	State or Other	Industrial
Guarantor as Specified in	Jurisdiction of	Classification	I.R.S. Employer	Addresses and Telephone
its Charter (or Other	Incorporation or	Code	Identification	Numbers of Principal
Organizational Document)	Organization	Number	Number	Executive Offices
DI Energy, Inc.	Texas	1381	74-2175411	10350 Richmond Avenue, Suite 700 Houston, TX 77042 (713) 435-6184

DI/Perfensa Inc.	Texas	1381	76-0378440	10350 Richmond Avenue, Suite 700 Houston, TX 77042 (713) 435-6184

Grey Wolf International, Inc.	Texas	1381	76-0000351	10350 Richmond Avenue, Suite 700 Houston, TX 77042 (713) 435-6184

Grey Wolf International Drilling Corporation	Canada	1381	Not Applicable	4200, 150 — 6th Avenue, S.W. Calgary, Alberta, Canada T2P 3Y7 (403) 716-4500

Grey Wolf Supply Inc.	Texas	1381	27-0185992	10350 Richmond Avenue, Suite 700 Houston, TX 77042 (713) 435-6184

Murco Drilling Corporation	Delaware	1381	72-0512163	10350 Richmond Avenue, Suite 700 Houston, TX 77042 (713) 435-6184

Precision Completion & Production Services Ltd.	Delaware	1381	98-0679637	10350 Richmond Avenue, Suite 700 Houston, TX 77042 (713) 435-6184

Precision Directional Services, Inc.	Texas	1381	45-0603611	10350 Richmond Avenue, Suite 700 Houston, TX 77042 (713) 435-6184

Precision Diversified Oilfield Services Corp.	Alberta, Canada	1381	Not Applicable	4200, 150 — 6th Avenue, S.W. Calgary, Alberta, Canada T2P 3Y7 (403) 716-4500

Precision Drilling Canada Limited Partnership	Alberta, Canada	1381	Not Applicable	4200, 150 — 6th Avenue, S.W. Calgary, Alberta, Canada T2P 3Y7 (403) 716-4500

Precision Drilling Company LP	Texas	1381	76-0590999	10350 Richmond Avenue, Suite 700 Houston, TX 77042 (713) 435-6184

		Primary Standard
Exact Name of Registrant	State or Other	Industrial
Guarantor as Specified in	Jurisdiction of	Classification	I.R.S. Employer	Addresses and Telephone
its Charter (or Other	Incorporation or	Code	Identification	Numbers of Principal
Organizational Document)	Organization	Number	Number	Executive Offices
Precision Drilling Holdings Company	Nevada	1381	74-1987143	10350 Richmond Avenue, Suite 700 Houston, TX 77042 (713) 435-6184

Precision Drilling, Inc.	Delaware	1381	26-4435759	10350 Richmond Avenue, Suite 700 Houston, TX 77042 (713) 435-6184

Precision Drilling LLC	Louisiana	1381	72-1433406	10350 Richmond Avenue, Suite 700 Houston, TX 77042 (713) 435-6184

Precision Drilling Oilfield Services Corporation	Texas	1381	26-3638348	10350 Richmond Avenue, Suite 700 Houston, TX 77042 (713) 435-6184

Precision Limited Partnership	Alberta, Canada	1381	Not Applicable	4200, 150 — 6th Avenue, S.W. Calgary, Alberta, Canada T2P 3Y7 (403) 716-4500

Precision Oilfield Personnel Services Ltd.	Alberta, Canada	1381	Not Applicable	4200, 150 — 6th Avenue, S.W. Calgary, Alberta, Canada T2P 3Y7 (403) 716-4500

EXPLANATORY NOTE
     This Pre-Effective Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-173926) of Precision Drilling Corporation is filed solely for the purposes of amending the signature pages included in Part II of the Registration Statement. No other changes or additions are being made hereby to the preliminary prospectus which forms Part I of the Registration Statement. Accordingly, the preliminary prospectus of the Registration Statement has been omitted from this filing.

II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Canadian Registrants

Precision Drilling Corporation, Precision Diversified Oilfield Services Corp. and Precision Oilfield Personnel Services Ltd. are incorporated under the laws of Alberta, Canada.

Under the Business Corporations Act (Alberta) (the “ABCA”), a corporation may indemnify a present or former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives (an “Indemnified Party”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or that body corporate, if the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that his conduct was lawful. Such indemnification may be in connection with an action by or on behalf of the corporation to procure a judgment in its favor only with court approval. An Indemnified Party is entitled to indemnification from the corporation as a matter of right if in the defense of the matter or action he or she was substantially successful on the merits, fulfilled the conditions set forth above, and is fairly and reasonably entitled to indemnity.

The bylaws of Precision Drilling Corporation provide that, subject to section 124 of the ABCA, except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, the corporation shall indemnify a director or officer of the corporation, a former director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason for being or having been a director or officer of the corporation or body corporate, if he acted honestly and in good faith with a view to the best interests of the corporation and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The corporation shall, subject to the approval of a Court (as defined in the ABCA), indemnify a person in respect of an action by or on behalf of the corporation or a body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the following conditions. A person shall be entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal, or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity was substantially successful on the merits of his defense of the action or proceeding and if he acted honestly and in good faith with a view to the best interests of the corporation and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The bylaws of Precision Diversified Oilfield Services Corp. provide that subject to the limitations contained in the ABCA, the corporation shall indemnify a director or officer, or a former director or officer, or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the corporation or any such body corporate) and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason for being or having been a director or officer of the corporation or such body corporate, if he acted honestly and in good faith with a view to the best interests of the corporation and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The bylaws of Precision Oilfield Personnel Services Ltd. provide that the corporation shall indemnify a director or officer of the corporation, a former director or officer of the corporation, or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives in the circumstances contemplated by, and to the fullest extent permitted by the ABCA.

Precision Drilling Canada Limited Partnership and Precision Limited Partnership are formed under the laws of Alberta, Canada.

Pursuant to the Partnership Act (Alberta) (the “Alberta Partnership Act”), a limited partner is not liable for the obligations of the limited partnership except in respect of the amount of property the limited partner contributes or agrees to contribute to the capital of the limited partnership.

Pursuant to the limited partnership agreement of Precision Drilling Canada Limited Partnership, the general partner has unlimited liability for the debts, liabilities and obligations of the partnership to the extent of its assets. The liability of each limited partner for the liabilities and obligations of the partnership is limited to the amount of its capital contribution(s) plus its pro rata share of the undistributed assets of the partnership. A limited partner will have no further personal liability for such liabilities and obligations and following the payment of its capital contribution will not be liable for any additional assessments or contributions to the partnership, except that the limited partners shall be bound to return to the partnership such part of any amount distributed to them as may be necessary to restore the capital of the partnership to its existing amount before such distribution if, as a result of such distribution, the capital of the partnership is reduced and the partnership is unable to pay its debts as they become due. Except for its own gross negligence or willful misconduct, the general partner is not liable to the limited partners for any mistake or error in judgment, any act or omission believed in good faith to be within the scope of authority conferred by the limited partnership agreement and any loss or damage to property of the partnership caused by circumstances beyond the control of the general partner. The general partner shall indemnify the partnership for any damages incurred as a result of an act of gross negligence or willful misconduct of the general partner.

The limited partnership agreement of Precision Limited Partnership provides that the general partner has unlimited liability for the debts, liabilities and obligations of the partnership to the extent of its assets. The liability of each limited partner for the liabilities and obligations of the partnership is limited to the amount of his capital contribution plus his pro rata share of the undistributed assets of the partnership provided the limited partner is not in breach of any term hereof or the provisions of the Alberta Partnership Act. A limited partner will have no further personal liability for such liabilities and obligations and following the payment of his capital contribution will not be liable for any additional assessments or contributions to the partnership, except that the limited partners shall be bound to return to the partnership such part of any amount distributed to them as may be necessary to restore the capital of the partnership to its existing amount before such distribution if, as a result of such distribution, the capital of the partnership is reduced and the partnership is unable to pay its debts as they become due. Except for its own gross negligence or willful misconduct, the general partner is not liable to the limited partners for any mistake or error in judgment, any act or omission believed in good faith to be within the scope of authority conferred by the limited partnership agreement and any loss or damage to property of the partnership for any damages incurred as a result of an act of gross negligence or willful misconduct of the general partner.

Grey Wolf International Drilling Corporation is incorporated under the Canada Business Corporations Act.

Pursuant to the provisions of the Canada Business Corporations Act (the “CBCA”), a CBCA corporation may indemnify a current or former director or officer or any other individual who, at the request of the corporation, acts or has acted as a director or officer, or in any similar capacity, of the corporation or any other entity. Such indemnity may include all costs, charges and expenses reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual becomes involved as a result of having acted as a director or officer, or in any similar capacity, of the corporation or such other entity.

A CBCA corporation may not indemnify such an individual unless the individual has (a) acted honestly and in good faith, with a view to the best interests of the corporation or the other entity, as the case may be, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that their conduct was lawful. Current and former directors and officers, and those acting in a similar capacity, will be entitled to indemnification from a CBCA corporation if they have not been judged by a court or other competent authority to have committed any fault or omitted to do anything they ought to have done and conditions (a) and (b) set out above in this paragraph have been fulfilled. A CBCA corporation may advance moneys to an indemnified individual for the costs, charges and expenses of a proceeding; however, such individual must repay the moneys if they do not satisfy conditions (a) and (b) set out above in this paragraph. CBCA corporations may purchase and maintain liability insurance for the benefit for those individuals entitled to indemnification under the CBCA. In the case of a derivative action, indemnification may only be made with court approval.

The bylaws of Grey Wolf International Drilling Corporation provide that the corporation shall indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation’s request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives to the extent permitted by the CBCA. Except as otherwise required by the CBCA and provided for in the bylaws, the corporation may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, agent of or participant in another body corporate, partnership, joint venture, trust or other enterprise, against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted honestly and in good faith with a view to the best interests of the corporation and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction shall not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the corporation and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his conduct was lawful. The provisions for indemnification contained in the bylaws of the corporation shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and legal representatives of such a person.

Delaware Registrants

Murco Drilling Corporation, Precision Completion & Production Services Ltd. and Precision Drilling, Inc. are incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The certificate of incorporation of each of Murco Drilling Corporation, Precision Completion & Production Services Ltd. and Precision Drilling, Inc. indemnifies and advances expenses to all current and former officers of the corporation to the fullest extent permitted by applicable laws, as such laws exist and to such greater extent as they may provide in the future and provides that the liability of the directors of the corporation to the corporation or its stockholders for monetary damages shall be limited to the fullest extent permitted by applicable laws, as such laws exist and to such greater extent as they may provide in the future. Each of the bylaws of Murco Drilling Corporation, Precision Completion & Production Services Ltd. and Precision Drilling, Inc. further state that each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation in any other shall be indemnified and held harmless by the corporation to the fullest extent permitted by law and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the corporation. With respect to actions by or in the right of the corporation, each of the bylaws provide that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action is brought or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

Louisiana Registrant

Precision Drilling LLC is formed under the laws of the state of Louisiana.

Section 315 of the Louisiana Limited Liability Company Act permits a limited liability company, in its articles of organization or in a written operating agreement, to eliminate or limit the personal liability of a member or members, if management is reserved to the members, or a manager or managers, if management is vested in one or more managers, for monetary damages for breach of any duty of diligence, care, judgment or skill. Notwithstanding the foregoing, the liability of a member or manager shall not be limited or eliminated for the amount of a financial benefit received by a member or manager to which he is not entitled or for an intentional violation of a criminal law.

The regulations of Precision Drilling LLC provide that each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a member or officer of the company or while a member or officer of the company is or was serving at the request of the company as a director, officer, partner, venture, proprietor, trustee, employee, agent of similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the company to the fullest extent permitted by the Louisiana Limited Liability Company Act, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the company to provide broader indemnification rights than said law permitted the company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation attorneys’ fees) actually incurred by such person in connection with such proceeding, and indemnification rights shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity.

Nevada Registrant

Precision Drilling Holdings Company is incorporated under the laws of Nevada.

In general, Chapter 78 of the Nevada Revised Statutes (“NRS”) entitled “Private Corporations” (“Nevada Corporation Law”) permits Precision Drilling Holdings Company (“Precision Drilling”) to indemnify its directors, officers, employees or agents against liabilities they may incur while serving in such capacities. Under NRS

78.7502, and as provided in the Bylaws of Precision Drilling, Precision Drilling may indemnify its directors, officers, employees or agents who were or are a party or are threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (except an action by or in the right of Precision Drilling), by reason of the fact that they are or were directors, officers, employees or agents of Precision Drilling, or are or were serving, at the request of Precision Drilling, as directors, officers, employees or agents of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by them in connection with the action, suit, or proceeding, unless it is ultimately determined by a court of competent jurisdiction that they breached their fiduciary duties set forth at NRS 78.138 owed to Precision Drilling or did not act in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of Precision Drilling, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Similarly, the Bylaws of Precision Drilling provide that it may indemnify any party who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of Precision Drilling or another entity at Precision Drilling’s request, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in the defense or settlement of the action or suit if the person is not liable for breach of their fiduciaries duties set forth at NRS 78.138, and acted in good faith and a manner which he or she reasonably believed to be in, or not opposed to, the best interests of Precision Drilling. However, indemnification may not be made if the person seeking indemnification has been adjudged by a court of competent jurisdiction, after all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless the court in which the action or suit was brought or another court of competent jurisdiction determines that in view of all of the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. In addition, the applicable statutory provisions require that Precision Drilling indemnify its directors, officers, employees or agents who have been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to above, against expenses, including attorneys’ fees, actually and reasonably incurred by them in connection with the defense.

Any discretionary indemnification by Precision Drilling, unless ordered by a court or advanced by Precision Drilling upon the receipt of an undertaking by or on behalf of the indemnified party, may be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made by the stockholders, or by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, then by independent legal counsel in a written opinion.

The Articles of Incorporation, or the Bylaws or an agreement made by Precision Drilling provide that Precision Drilling will advance expenses incurred by directors or officers in defending a civil or criminal action, suit, or proceeding as they are incurred upon receipt of an undertaking that is provided by or on behalf of such directors or officers to repay such advances if it is ultimately determined by a court of competent jurisdiction that they are not entitled to indemnification by Precision Drilling.

The Articles of Incorporation of Precision Drilling provide generally that it shall, to the fullest extent permitted by the Nevada Corporation Law, indemnify any and all persons whom it shall have power to indemnify under said Nevada Corporation Law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Nevada Corporation Law, and that such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under Precision Drilling’s Articles of Incorporation or under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in his or her official capacity and as to actions in another capacity while holding such office and said indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Texas Registrants

DI Energy, Inc., DI/Perfensa Inc., Grey Wolf International, Inc., Grey Wolf Supply Inc., Precision Drilling Oilfield Services Corporation, and Precision Directional Services, Inc. are corporations incorporated under the laws of Texas. Precision Drilling Company LP is a limited partnership formed under the laws of Texas.

Under Section 8.101 of the Texas Business Organizations Code (the “TBOC”), a company may indemnify a director or general partner (a “governing person”), former governing person, or a person who, while serving as a governing person of the company, serves at the company’s request as its representative at another company, organization, or employee benefits plan (a “delegate”) who was, is, or is threatened to be made a named defendant or respondent in a proceeding against judgment and reasonable expenses (including court costs, penalties, settlements, fines, excise and similar taxes, and reasonable attorney’s fees) actually incurred by the person in connection with the proceeding if it is determined that (a) the person seeking indemnification acted in good faith, reasonably believed that his or her conduct was in or at least not opposed to best interests of the company and, in the case of a criminal proceeding, has no reasonable cause to believe his or her conduct was unlawful, (b) expenses (other than a judgment) are reasonable, and (c) indemnification should be paid, except that if the person is found liable to the company or improperly received a personal benefit a company may indemnify such person only for reasonable expenses (including court costs, settlements, and reasonable attorney’s fees, but excluding judgments, penalties, fines, excise and similar taxes) actually incurred by the person in connection with the proceeding. Section 8.102 of the TBOC prohibits a company from indemnifying any such person in respect of any such proceeding in which the person is found liable for willful or intentional misconduct in the performance of the person’s duties to the company, breach of the person’s duty of loyalty owed to the company, or an act or omission not in good faith that constitutes a breach of a duty owed by such person to the company. Under Section 8.105 of the TBOC, a company may indemnify an officer, employee, agent, or other person that is not a governing person as provided by (i) the company’s governing documents, (ii) action of the company’s board of directors or other governing authority, (iii) resolution of the company’s owners, (iv) contract, or (v) common law.

A company is required by Sections 8.051 and 8.105 of the TBOC to indemnify a governing person, former governing person, delegate, or officer against reasonable expenses (including court costs, penalties, settlements, fines, excise and similar taxes, and reasonable attorney’s fees) actually incurred by the person in connection with a proceeding in which the person is a named defendant or respondent due to the fact that the person is or was in that position if the person has been wholly successful, on the merits or otherwise, in the defense of the proceeding. In a suit for indemnification, a court that determines that a governing person, former governing person, or delegate is entitled to indemnification under Section 8.051 of the TBOC must order indemnification and award expenses to the person (including court costs, penalties, settlements, fines, excise and similar taxes, and reasonable attorney’s fees) incurred in securing the indemnification. Under Section 8.052 of the TBOC, on application and after notice is provided, a court may order a company to indemnify a governing person, former governing person, or delegate to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances; however, if the person is found liable to the company or is found liable on the basis that a personal benefit was improperly received by the person, the indemnification will be limited to reasonable expenses (including court costs, penalties, settlements, fines, excise and similar taxes, and reasonable attorney’s fees).

Under Section 8.515 of the TBOC, a company may maintain insurance or another arrangement to indemnify or hold harmless an existing or former governing person, delegate, officer, employee, or agent against liability asserted against or incurred by the person in that capacity or arising out of the person’s status in that capacity, without regard to whether the company otherwise would have had the power to indemnify the person against that liability, subject to certain conditions. Additionally, the company may also take certain other steps for the benefit of the persons to be indemnified such as creating a trust fund, establishing self-insurance, granting a security interest in the company’s assets to secure the indemnity obligation, or establishing a letter of credit, guaranty, or surety arrangement.

Under Section 8.104 of the TBOC, a company may pay or reimburse reasonable expenses (including court costs, penalties, settlements, fines, excise and similar taxes, and reasonable attorney’s fees) incurred by a present governing person or delegate who was, is, or is threatened to be made a respondent in a proceeding in advance of the final disposition of the proceeding upon the company’s receipt of a written affirmation by the person of the person’s good faith belief that the person has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if the final determination is that the person has not met that standard or that indemnification is prohibited under the TBOC. Section 8.105 of the TBOC provides that a company may advance expenses to an officer, employee, agent, or other person that is not a governing person as provided by (i) the company’s governing documents, (ii) action of the company’s board of directors or other governing authority, (iii) resolution of the company’s owners, (iv) contract, or (v) common law.

The circumstances in which a company may or is required to indemnify, or may advance expenses to, a person under the TBOC may be restricted by the company’s certificate of formation or partnership agreement.

Each of the certificates of formation of Grey Wolf Supply Inc. and of Precision Drilling Oilfield Services Corporation provides that no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except to the extent otherwise expressly provided by a statute of the State of Texas. All directors of the corporation shall be entitled to indemnification by the corporation to the maximum extent permitted by the TBOC (or such comparable statutory provision governing indemnification by a Texas corporation of its directors as may from time to time be applicable). If the TBOC or the Texas Miscellaneous Corporation Laws Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the amended statute.

The bylaws of Grey Wolf Supply Inc. and of Precision Drilling Oilfield Services Corporation provide that each person who at any time shall serve, or shall have served, as a director, officer, employee or agent of the corporation, or any person who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, member, manager or similar functionary of another foreign or domestic corporation, partnership, limited partnership, joint venture, sole proprietorship, trust, limited liability company, employee benefit plan or other enterprise (each such person referred to herein as an “indemnitee”), shall be entitled to indemnification as and to the fullest extent permitted by Chapter 8 of the TBOC or any successor statutory provision, as from time to time amended. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those to be indemnified may be entitled as a matter of law or under any agreement, other provision of such bylaws, vote of shareholders or directors, or other arrangement. The corporation may enter into indemnification agreements with its executive officers and directors that contractually provide to them the benefits of the indemnification provisions of Article 8 of such bylaws and include related provisions meant to facilitate the indemnitees’ receipt of such benefits and such other indemnification protections as may be deemed appropriate. The foregoing rights of an indemnitee shall include, but not be limited to, the right to be indemnified and to have expenses advanced in all proceedings to the fullest extent permitted by Chapter 8 of the TBOC or any successor statutory provisions, as from time to time amended, subject to certain limitations.

The bylaws of DI Energy, Inc. and Grey Wolf International, Inc. provide that the corporation shall indemnify every director or officer or former director or officer of the corporation or any person who may have served at its request as a director or officer of the corporation or any person who may have served at its request as a director or officer (or in a similar capacity) of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against reasonable expenses (including attorneys’ fees), damages, fines, penalties, judgments, amounts paid in settlement, and other liabilities actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he may be made a party or in which he may become involved by reason of his being or having been such a director or officer (whether or not involving action in his official capacity as director or officer), except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence, recklessness or willful misconduct in the performance of his duty to the corporation, unless and only to the extent that a court of appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity. Any indemnification (unless ordered by a court of appropriate jurisdiction) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he is not guilty of gross negligence, recklessness or willful misconduct in the performance of his duty to the corporation. Expenses incurred in appearing at, participating in or defending any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding after a determination is made in the manner specified in the bylaws that the information then known to those making the determination does not establish that indemnification would not be permissible under such bylaws and upon receipt by the corporation of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation. The bylaws further provide that it is the intent of the corporation to indemnify persons referenced therein to the fullest extent permitted by law, and that the indemnification provided in such bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled and shall continue after a person has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

The articles of incorporation of DI/Perfensa Inc. provide that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for any act or omission in his capacity as a director, except to the extent otherwise expressly provided by a statute of the State of Texas.

The bylaws of DI/Perfensa Inc. provide that the corporation shall indemnify every present or former director, advisory director, or officer of the corporation, any person who while serving in any such capacity served at the corporation’s request as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, and any person nominated or designated by the board of directors or any committee of the board to serve in such capacities, against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses (including court costs and attorneys’ fees and disbursements) actually incurred by the indemnitee in connection with any proceeding in which he was, is or is threatened to be named a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to, if it is determined that the indemnitee conducted himself in good faith, reasonably believed, in the case of conduct in his official capacity, that his conduct was in the corporation’s best interests and, in all other cases, that his conduct was at least not opposed to the corporation’s best interest, and in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an indemnitee is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the indemnitee the indemnification is limited to reasonable expenses actually incurred by the indemnitee in connection with the proceeding and shall not be made in respect of any proceeding in which the indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. Except as provided above, no indemnification shall be made in respect of any proceeding in which such indemnitee shall have been found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the indemnitee’s official capacity, or found liable to the corporation. The indemnification provided in such bylaws shall be applicable whether or not negligence or gross negligence of the indemnitee is alleged or proven. The bylaws further provide that such indemnification shall not be deemed exclusive of, or preclude, any other rights to which those seeking indemnification may at any time be entitled and shall continue as to a person who has ceased to be in the capacity by reason of which he was an indemnitee with respect to matters arising during the period he was in such capacity, and inure to the benefit of the heirs, executors, and administrators of such person.

The certificate of formation and bylaws of Precision Directional Services, Inc. provide that each person who at any time is or was a director or officer of the company, and who was, is or is threatened to be made a party to any proceeding (as defined in the TBOC), by reason of the fact that such person is or was a director or officer of the company, or is or was a director or officer of the company serving at the request of the company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the company to the fullest extent that an enterprise is permitted to indemnify and advance expenses to such a person under the TBOC, or any amendment thereto or enactment of other applicable law as may from time to time be in effect (but, in the case of any such amendment or enactment, only to the extent that such amendment or law permits the company to provide broader indemnification rights than such law prior to such amendment or enactment permitted the company to provide), against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys’ fees) actually incurred by such person in connection with such proceeding. Expenses incurred in defending a proceeding shall be paid by the company in advance of the final disposition of such proceeding to the fullest extent permitted by the TBOC or any other applicable laws as may from time to time be in effect. The rights to indemnification and prepayment of expenses which are conferred upon the company’s directors and officers by the certificate of formation and bylaws may be conferred upon any employee or agent of the company if, and to the extent, authorized by the company’s board of directors. The company may purchase and maintain insurance or make other arrangements, at its expense, to protect itself and any such director, officer, employee, agent or person as specified in the certificate of formation and bylaws of the company, against any such expense, liability or loss, whether or not the company would have the power to indemnify against such expense, liability or loss under the TBOC. To the greatest extent permitted by applicable law, a director or officer of the company shall not be liable to the company or its shareholders for monetary damages for an act or omission in the director’s or officer’s capacity as a director or officer of the company except to the extent that the director or officer is found to be liable under applicable law for: (a) a breach of the person’s duty of loyalty to the company or its shareholders; (b) an act or omission not committed in good faith that (i) constitutes a breach of a duty owed by the person to the company or its shareholders or (ii) involves intentional misconduct or a knowing violation of law; (c) a transaction from which the person received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the person’s duties; or (d) an act or omission for which the liability of the person is expressly provided by an applicable statute.

Pursuant to the Agreement of Limited Partnership of Precision Drilling Company LP, the partnership shall indemnify the general partner if it is named as a defendant or respondent in a proceeding because it was acting within the scope of its official capacity with the partnership. The partnership shall indemnify the limited partners and their officers, directors, employees and agents, the general partner and its officers, directors, employees and agents and any person serving at the request of the partnership, acting through the general partner, as director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (each an “indemnitee”) who is made a named defendant or respondent in a proceeding because such indemnitee was acting within the scope of his official capacity with the partnership, provided such indemnitee acted in good faith and reasonably believed that his conduct was in the best interest of the partnership. An indemnittee may be indemnified in a criminal proceeding only if he had no reasonable basis to believe his conduct was unlawful. The partnership shall not indemnify an indemnitee who is found liable on the basis that he improperly received personal benefit in violation of a fiduciary duty or that he committed other willful or intentional misconduct. Without limiting the foregoing provisions, the partnership may be required to indemnify an indemnitee to the full extent allowed by the TBOC. The partnership shall, with respect to claims for indemnity, be governed by the provisions of the TBOC in effect at the time the conduct subject to the indemnity claim arose.

Indemnification Agreements

In addition to the indemnification provisions included in the various corporate and organizational documents, Precision Drilling Corporation maintains indemnification agreements with individuals that are or have been officers or directors of Precision Drilling Corporation and its affiliates and individuals that are, have been or may become, at the request of Precision Drilling Corporation, an officer, director or trustee for a body corporate, limited liability company, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, joint venture or trust. The indemnification agreements provide that Precision Drilling Corporation will indemnify and save harmless a party, the party’s estate, heirs and legal representatives against all costs, charges and expenses (including, without limitation, legal expenses), including an amount paid to settle an action or satisfy a judgment or any fines levied, reasonably incurred by him or her in respect of any actual or threatened civil, criminal or administrative action or proceeding to which he or she is made a party or threatened to be made a party by reason of being or having been an officer or director if (i) the party acted honestly and in good faith with a view to the best interests of the corporation or entity to which the party served as an officer or director and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the party had reasonable grounds for believing that his conduct was lawful. In respect of an actual or threatened action by or on behalf of a corporation that is a body corporate to procure a judgment in its favor to which the party, or the party’s estate, heirs or legal representations, is made a party or threatened to be made a party by reason of being or having been an officer or director of such corporation, Precision Drilling Corporation shall, subject to obtaining any necessary approval of the Court (as defined in the Business Corporations Act (Alberta)), indemnify and save harmless the party, the party’s estate, heirs and legal representations, from and against all costs, charges and expenses (including, without limitation, legal expenses), including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in connection with such action if the party fulfills the conditions set out above. Should a party be compelled by law or requested by Precision Drilling Corporation or a related entity to participate in any action or proceeding without having been named as a party, by reason of being or having been an officer or director of a company, and thereby incur or become liable for any costs, charges or expenses (including, without limitation, legal expenses, counsel and witness fees), then, Precision Drilling Corporation shall forthwith assume and pay, or promptly reimburse the party for and indemnify the party from, any and all such costs, charges or expenses.

Item 21.	Exhibits and Financial Statement Schedules.

Exhibit
Number	Exhibit Description

2.1	Arrangement Agreement, dated March 30, 2010, among Precision Drilling Trust, Precision Drilling Limited Partnership, 1194312 Alberta Ltd., Precision Drilling Corporation, 1521502 Alberta Ltd. and 1521500 Alberta Ltd. (incorporated by reference to Exhibit 1 to Precision Drilling Corporation’s Current Report on Form 6-K filed on April 15, 2010 (file number 001-14534))
3.1	Certificate of Amalgamation of Precision Drilling Corporation*
3.2	Bylaws of Precision Drilling Corporation*
3.3	Articles of Incorporation of DI Energy, Inc.*
3.4	Bylaws of DI Energy, Inc.*
3.5	Articles of Incorporation of DI/Perfensa Inc., as amended*
3.6	Bylaws of DI/Perfensa Inc.*
3.7	Articles of Incorporation of Grey Wolf International, Inc., as amended.*
3.8	Bylaws of Grey Wolf International, Inc.*
3.9	Certificate of Formation of Grey Wolf Supply Inc.*
3.10	Bylaws of Grey Wolf Supply Inc.*
3.11	Certificate of Incorporation of Murco Drilling Corporation, as amended*
3.12	Bylaws of Murco Drilling Corporation*
3.13	Certificate of Incorporation of Precision Completion & Production Services Ltd.*
3.14	Bylaws of Precision Completion & Production Services Ltd.*
3.15	Certificate of Formation of Precision Directional Services, Inc.*
3.16	Bylaws of Precision Directional Services, Inc.*
3.17	Certificate of Incorporation of Precision Diversified Oilfield Services Corp., as amended*
3.18	Bylaws of Precision Diversified Oilfield Services Corp.*
3.19	Certificate of Limited Partnership of Precision Drilling Canada Limited Partnership*
3.20	Limited Partnership Agreement of Precision Drilling Canada Limited Partnership*
3.21	Certificate of Limited Partnership of Precision Drilling Company, LP, as amended*
3.22	Agreement of Limited Partnership of Precision Drilling Company, LP, as amended*
3.23	Articles of Incorporation of Precision Drilling Holdings Company, as amended*
3.24	Bylaws of Precision Drilling Holdings Company*
3.25	Amended and Restated Certificate of Incorporation of Precision Drilling, Inc.*
3.26	Bylaws of Precision Drilling, Inc.*
3.27	Certificate of Incorporation of Grey Wolf International Drilling Corporation, as amended*
3.28	Bylaws of Grey Wolf International Drilling Corporation*

Exhibit
Number	Exhibit Description

3.29	Articles of Organization of Precision Drilling LLC, as amended*
3.30	Regulations of Precision Drilling LLC, as amended*
3.31	Certificate of Formation of Precision Drilling Oilfield Services Corporation, as amended*
3.32	Bylaws of Precision Drilling Oilfield Services Corporation*
3.33	Certificate of Limited Partnership of Precision Limited Partnership, as amended*
3.34	Limited Partnership Agreement of Precision Limited Partnership, as amended*
3.35	Certificate of Incorporation of Precision Oilfield Personnel Services Ltd., as amended*
3.36	Bylaws of Precision Oilfield Personnel Services Ltd.*
4.1	Indenture, dated as of November 17, 2010, among Precision Drilling Corporation, the guarantors named therein, The Bank of New York Mellon, as U.S. trustee, and Valiant Trust Company, as Canadian trustee (incorporated by reference to Exhibit 99.1 to Precision Drilling Corporation’s Current Report on Form 6-K, filed on November 23, 2010 (file number 001-14534))
4.2	Registration Rights Agreement, dated November 17, 2010, among Precision Drilling Corporation, the guarantors named therein and the Initial Purchasers named therein. (incorporated by reference to Exhibit 99.2 to Precision Drilling Corporation’s Current Report on Form 6-K, filed on November 23, 2010 (file number 001-14534))
4.3	Indenture, dated as of March 15, 2011, between Precision Drilling Corporation and Valiant Trust Company, as trustee*
4.4	Form of Exchange Notes (included in Exhibit 4.1)
5.1	Opinion of Simpson Thacher & Bartlett LLP*
5.2	Opinion of Bennett Jones LLP*
5.3	Opinion of Fulbright & Jaworski*
5.4	Opinion of Jones Vargas*
5.5	Opinion of Slattery Marino & Roberts*
10.1	Credit Agreement, dated as of November 17, 2010, among Precision Drilling Corporation, the financial institutions party thereto, Royal Bank of Canada, as administration agent, RBC Capital Markets, as co-lead arranger and joint bookrunner, Credit Suisse Securities (USA) LLC, as co-lead arranger and joint bookrunner, The Toronto-Dominion Bank, as co-documentation agent, HSBC Bank Canada, as co-documentation agent, and Wells Fargo Bank, N.A., as co-documentation agent*
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges*
21.1	Subsidiaries of Precision Drilling Corporation*
23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto)*
23.2	Consent of Bennett Jones LLP (included as part of its opinion filed as Exhibit 5.2 hereto)*
23.3	Consent of Fulbright & Jaworski (included as part of its opinion filed as Exhibit 5.3 hereto)*
23.4	Consent of Jones Vargas (included as part of its opinion filed as Exhibit 5.4 hereto)*
23.5	Consent of Slattery Marino & Roberts (included as part of its opinion filed as Exhibit 5.5 hereto)*
23.6	Consent of KPMG LLP in respect of Precision Drilling Corporation*
24.1	Power of Attorney (included in signature pages of this registration statement)*
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon as U.S. trustee under the Indenture, dated as of November 17, 2010, among Precision Drilling Corporation, the guarantors named therein, The Bank of New York Mellon, as U.S. trustee, and Valiant Trust Company, as Canadian trustee*
99.1	Form of Letter of Transmittal*
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees*
99.3	Form of Letter to Clients*
99.4	Form of Notice of Guaranteed Delivery*

*	Previously filed.

Item 22.	Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 11th day of May, 2011.

PRECISION DRILLING CORPORATION

/s/  Kevin A. Neveu
Name:     Kevin A. Neveu

Title:	President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin A. Neveu Kevin A. Neveu	President and Chief Executive Officer (Principal Executive Officer)	May 11, 2011

/s/ Robert J. McNally Robert J. McNally	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 11, 2011

* William T. Donovan	Director	May 11, 2011

* W.C. Dunn	Director	May 11, 2011

* Robert J.S. Gibson	Director	May 11, 2011

* Allen R. Hagerman	Director	May 11, 2011

* Stephen J. J. Letwin	Director	May 11, 2011

* Patrick M. Murray	Director	May 11, 2011

* Frederick W. Pheasey	Director	May 11, 2011

Signature		Title	Date

* Robert L. Phillips		Chairman	May 11, 2011

* Trevor M. Turbidy		Director	May 11, 2011

*By:	/s/ Robert J. McNally Robert J. McNally Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 11th day of May, 2011.

DI ENERGY, INC.

/s/  Robert J. McNally
Name:     Robert J. McNally

Title:	Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Gene C. Stahl Gene C. Stahl		President and Director (Principal Executive Officer)	May 11, 2011

/s/ Robert J. McNally Robert J. McNally		Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 11, 2011

* Kenneth J. Haddad		Vice President and Director	May 11, 2011

*By:	/s/ Robert J. McNally Robert J. McNally Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 11th day of May, 2011.

DI/PERFENSA INC.

/s/  Robert J. McNally
Name:     Robert J. McNally

Title:	Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Gene C. Stahl Gene C. Stahl		President and Director (Principal Executive Officer)	May 11, 2011

/s/ Robert J. McNally Robert J. McNally		Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 11, 2011

* Kenneth J. Haddad		Vice President and Director	May 11, 2011

*By:	/s/ Robert J. McNally Robert J. McNally Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 11th day of May, 2011.

GREY WOLF INTERNATIONAL, INC.

/s/  Robert J. McNally
Name:     Robert J. McNally

Title:	Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Gene C. Stahl Gene C. Stahl		President and Director (Principal Executive Officer)	May 11, 2011

/s/ Robert J. McNally Robert J. McNally		Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 11, 2011

* Kenneth J. Haddad		Vice President and Director	May 11, 2011

*By:	/s/ Robert J. McNally Robert J. McNally Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 11th day of May, 2011.

GREY WOLF INTERNATIONAL
DRILLING CORPORATION

/s/  Robert J. McNally
Name:     Robert J. McNally

Title:	Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Gene C. Stahl Gene C. Stahl		President and Director (Principal Executive Officer)	May 11, 2011

/s/ Robert J. McNally Robert J. McNally		Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 11, 2011

* Joanne L. Alexander		Vice President, General Counsel, Corporate Secretary and Director	May 11, 2011

* Wane J. Stickland		Vice President and Director	May 11, 2011

*By:	/s/ Robert J. McNally Robert J. McNally Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 11th day of May, 2011.

GREY WOLF SUPPLY INC.

/s/  Robert J. McNally
Name:     Robert J. McNally

Title:	Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Gene C. Stahl Gene C. Stahl		President and Director (Principal Executive Officer)	May 11, 2011

/s/ Robert J. McNally Robert J. McNally		Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 11, 2011

* Kenneth J. Haddad		Vice President and Director	May 11, 2011

*By:	/s/ Robert J. McNally Robert J. McNally Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of City of Calgary, Province of Alberta, Country of Canada, on this 11th day of May, 2011.

MURCO DRILLING CORPORATION

/s/  Robert J. McNally
Name:     Robert J. McNally

Title:	Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Gene C. Stahl Gene C. Stahl		President and Director (Principal Executive Officer)	May 11, 2011

/s/ Robert J. McNally Robert J. McNally		Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 11, 2011

* Kenneth J. Haddad		Vice President and Director	May 11, 2011

*By:	/s/ Robert J. McNally Robert J. McNally Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 11th day of May, 2011.

PRECISION COMPLETION &
PRODUCTION SERVICES LTD.

/s/  Robert J. McNally

Name:     Robert J. McNally

Title:	Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Gene C. Stahl Gene C. Stahl		President and Director (Principal Executive Officer)	May 11, 2011

/s/ Robert J. McNally Robert J. McNally		Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 11, 2011

* Kenneth J. Haddad		Vice President and Director	May 11, 2011

*By:	/s/ Robert J. McNally Robert J. McNally Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 11th day of May, 2011.

PRECISION DIRECTIONAL SERVICES, INC.

/s/  Robert J. McNally

Name:     Robert J. McNally

Title:	Executive Vice President and
Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Gene C. Stahl Gene C. Stahl		President and Director (Principal Executive Officer)	May 11, 2011

/s/ Robert J. McNally Robert J. McNally		Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 11, 2011

* Kenneth J. Haddad		Vice President and Director	May 11, 2011

*By:	/s/ Robert J. McNally Robert J. McNally Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 11th day of May, 2011.

PRECISION DIVERSIFIED OILFIELD
SERVICES CORP.

/s/  Robert J. McNally

Name:	Robert J. McNally
Title:	Executive Vice President and
Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Gene C. Stahl Gene C. Stahl		President and Director (Principal Executive Officer)	May 11, 2011

/s/ Robert J. McNally Robert J. McNally		Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 11, 2011

* Joanne L. Alexander		Vice President, General Counsel, Corporate Secretary and Director	May 11, 2011

* Wane J. Stickland		Vice President and Director	May 11, 2011

* Douglas J. Strong		President, Completion and Services, and Director	May 11, 2011

*By:	/s/ Robert J. McNally Robert J. McNally Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 11th day of May, 2011.

PRECISION DRILLING CANADA
LIMITED PARTNERSHIP

/s/  Robert J. McNally

Name:	Robert J. McNally
Title:	Executive Vice President and
Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Gene C. Stahl Gene C. Stahl		President and Director of the general partner, Precision Diversified Oilfield Services Corp. (Principal Executive Officer)	May 11, 2011

/s/ Robert J. McNally Robert J. McNally		Executive Vice President and Chief Financial Officer of the general partner, Precision Diversified Oilfield Services Corp. (Principal Financial and Accounting Officer)	May 11, 2011

* Wane J. Stickland		Vice President and Director of the general partner, Precision Diversified Oilfield Services Corp.	May 11, 2011

* Douglas J. Strong		President, Completion and Production Services, and Director of the general partner, Precision Diversified Oilfield Services Corp.	May 11, 2011

* Joanne L. Alexander		Vice President, General Counsel, Corporate Secretary and Director of the general partner, Precision Diversified Oilfield Services Corp.	May 11, 2011

*By:	/s/ Robert J. McNally Robert J. McNally Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 11th day of May, 2011.

PRECISION DRILLING COMPANY LP

/s/  Robert J. McNally

Name:	Robert J. McNally

Title:	Executive Vice President and
Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Gene C. Stahl Gene C. Stahl		President and Director of the general partner, Precision Drilling Holdings Company (Principal Executive Officer)	May 11, 2011

/s/ Robert J. McNally Robert J. McNally		Executive Vice President, Chief Financial Officer and Director of the general partner, Precision Drilling Holdings Company (Principal Financial and Accounting Officer)	May 11, 2011

* Kenneth J. Haddad		Vice President and Director of the general partner, Precision Drilling Holdings Company	May 11, 2011

*By:	/s/ Robert J. McNally Robert J. McNally Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 11th day of May, 2011.

PRECISION DRILLING HOLDINGS COMPANY

/s/  Robert J. McNally
Name:     Robert J. McNally

Title:	Executive Vice President and
Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Gene C. Stahl Gene C. Stahl		President and Director (Principal Executive Officer)	May 11, 2011

/s/ Robert J. McNally Robert J. McNally		Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 11, 2011

* Kenneth J. Haddad		Vice President and Director	May 11, 2011

*By:	/s/ Robert J. McNally Robert J. McNally Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 11th day of May, 2011.

PRECISION DRILLING, INC.

/s/  Robert J. McNally
Name:     Robert J. McNally

Title:	Executive Vice President and
Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Gene C. Stahl Gene C. Stahl		President and Director (Principal Executive Officer)	May 11, 2011

/s/ Robert J. McNally Robert J. McNally		Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 11, 2011

* Kenneth J. Haddad		Vice President and Director	May 11, 2011

*By:	/s/ Robert J. McNally Robert J. McNally Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 11th day of May, 2011.

PRECISION DRILLING LLC

/s/  Robert J. McNally
Name:     Robert J. McNally

Title:	Executive Vice President and
Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Gene C. Stahl Gene C. Stahl		President and Manager (Principal Executive Officer)	May 11, 2011

/s/ Robert J. McNally Robert J. McNally		Executive Vice President, Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	May 11, 2011

* Kenneth J. Haddad		Vice President and Manager	May 11, 2011

*By:	/s/ Robert J. McNally Robert J. McNally Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 11th day of May, 2011.

PRECISION DRILLING OILFIELD SERVICES CORPORATION

/s/  Robert J. McNally
Name:     Robert J. McNally

Title:	Executive Vice President and
Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Gene C. Stahl Gene C. Stahl		President and Director (Principal Executive Officer)	May 11, 2011

/s/ Robert J. McNally Robert J. McNally		Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 11, 2011

* Kenneth J. Haddad		Vice President and Director	May 11, 2011

*By:	/s/ Robert J. McNally Robert J. McNally Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 11th day of May, 2011.

PRECISION LIMITED PARTNERSHIP

/s/  Robert J. McNally

Name:     Robert J. McNally

Title:	Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Gene C. Stahl Gene C. Stahl		President and Director of the general partner, Precision Diversified Oilfield Services Corp. (Principal Executive Officer)	May 11, 2011

/s/ Robert J. McNally Robert J. McNally		Executive Vice President and Chief Financial Officer of the general partner, Precision Diversified Oilfield Services Corp. (Principal Financial and Accounting Officer)	May 11, 2011

* Douglas J. Strong		President, Completion and Production Services, and Director of the general partner, Precision Diversified Oilfield Services Corp.	May 11, 2011

* Wane J. Stickland		Vice President and Director of the general partner, Precision Diversified Oilfield Services Corp.	May 11, 2011

* Joanne L. Alexander		Vice President, General Counsel, Corporate Secretary and Director of the general partner, Precision Diversified Oilfield Services Corp.	May 11, 2011

*By:	/s/ Robert J. McNally Robert J. McNally Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 11th day of May, 2011.

PRECISION OILFIELD PERSONNEL
SERVICES LTD.

/s/  Robert J. McNally

Name:     Robert J. McNally

Title:	Executive Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Gene C. Stahl Gene C. Stahl		President and Director (Principal Executive Officer)	May 11, 2011

/s/ Robert J. McNally Robert J. McNally		Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 11, 2011

* Joanne L. Alexander		Vice President, General Counsel, Corporate Secretary and Director	May 11, 2011

* Wane J. Stickland		Vice President and Director	May 11, 2011

* Douglas J. Strong		President, Completion and Production Services, and Director	May 11, 2011

*By:	/s/ Robert J. McNally Robert J. McNally Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, Precision Drilling Oilfield Services Corporation as the Authorized Representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Precision Drilling Corporation, Precision Diversified Oilfield Services Corp., Precision Drilling Canada Limited Partnership, Grey Wolf International Drilling Corporation, Precision Limited Partnership and Precision Oilfield Personnel Services Ltd. in the United States, in the City of Houston, State of Texas, on May 11, 2011.

PRECISION DRILLING OILFIELD
SERVICES CORPORATION

By:	/s/ Robert J. McNally
Name:     Robert J. McNally

Title:	Executive Vice President and Chief Financial Officer